UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2008

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (d)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 16, 2008, Thomas A. Thomas, 50, was elected as a director of Southwest Gas Corporation (the “Company”).  The election of Mr. Thomas increases the number of directors from twelve to thirteen.  As a director, he will serve on the Audit and Compensation Committees of the Company’s Board of Directors.  His compensation as a member of the Board will be as outlined in the Company’s 2008 Proxy Statement.

Mr. Thomas is the Managing Partner of the Thomas & Mack Co., an investment management and commercial real estate development company with properties and developments in Nevada, California, Arizona, Utah, and Idaho.  He has managed that company since 1992.  From 1986 to 1992, Mr. Thomas held various executive positions with Valley Bank of Nevada until its merger into Bank of America in 1992.  He has degrees in Finance and Law from the University of Utah.

Item 5.03 (a)	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its September 16, 2008 meeting, the Board of Directors amended the Company’s Bylaws to reflect an increase in the number of directors from twelve (12) to thirteen (13).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: September 18, 2008
/s/ ROY R. CENTRELLA
Roy R. Centrella
Vice President/Controller and
Chief Accounting Officer